UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 8, 2009
MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
580 Second Street, Suite 102, Encinitas, California 92024
(Address of Principal Executive Offices)		(Zip Code)
(760) 479-5080 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

       Mr. Geoffrey T. Woolley resigned as Chairman and member of the Board of Directors (the “Board”) of MACC Private Equities Inc. (the “MACC”) and his related positions as Chairman of the Corporate Governance/Nominating Committee and member of the Board’s Audit Committee effective December 8, 2009.

As previously announced in MACC's annual and quarterly reports, MACC's investment strategy going forward is to make new equity investments in small-cap and micro-cap companies which qualify for investment by business development companies (“BDCs”) under the Investment Company Act of 1940 when MACC has capital available for this purpose.  MACC previously initiated the process to raise additional capital by filing a registration statement to effect a rights offering, which was approved by shareholders.  In addition, MACC further believes that future capital raises will be necessary and that they should be done when market conditions are favorable.   Also as indicated in MACC's previous filings, in light of challenging market conditions, the Board of Directors is continuing to review alternatives, including seeking shareholder approval to liquidate should additional capital raising prospects prove unlikely or inadequate to effectively execute on the new strategy.

Mr. Woolley expressed his concern that MACC's largest shareholder, Bridgewater International Group, LLC ("BIG"), which owns approximately 33% of MACC's shares, has indicated to the Board that it now favors only a complete liquidation strategy.  In light of the uncertainty as to time, cost and return of liquidation structure, several directors indicated they favored moving forward with raising capital for new investments as the best strategy for MACC, and which as been approved by shareholders. Mr. Woolley indicated that he disagreed with moving forward with any strategy which was opposed by such a large shareholder.  Mr. Woolley spoke to the difficulties related to a major shareholder such as the BIG in opposing capital-raising initiatives and indicated that he believes a compromise with the BIG is better solution than creating a confrontation. Additionally, Mr. Woolley believes a mutual understanding existed with BIG to not move forward with a rights offering without BIG's consent.  Other directors did not agree such an understanding was in effect.  Based upon this issue and his other commitments and the time and risks inherent in public company board service, Mr. Woolley indicated that he wished to tender his resignation from the Board, which was effective December 8, 2009.

       The Board has made no decisions on these matters and continues to evaluate all alternatives.

       Mr. Michael Dunn, Vice Chairman, has been elected Chairman of the Board.   Changes to Board committee assignments will be considered at a future meeting of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date:  December 11, 2009

MACC PRIVATE EQUITIES INC.

By:	/s/ Travis T. Prentice
Travis T. Prentice
President and CEO